UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010      (September 30, 2010)

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08399	31-1189815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio		43085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on September 30, 2010, beginning at approximately 10:30 a.m., Eastern Daylight Time, to discuss the Registrant’s unaudited financial results for the first quarter of fiscal 2011 (the fiscal quarter ended August 31, 2010).  Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their respective markets for the coming months.  A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Worthington Industries, Inc. 2010 Stock Option Plan by Shareholders at 2010 Annual Meeting of Shareholders

At the 2010 Annual Meeting of Shareholders of the Registrant (the “2010 Annual Meeting”) held on September 30, 2010, the shareholders of the Registrant approved the Worthington Industries, Inc. 2010 Stock Option Plan (the “2010 Plan”).  Under the 2010 Plan, options to purchase common shares, without par value (“Common Shares”), of the Registrant may be granted to employees of the Registrant and its subsidiaries.  Options may be granted as either incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or non-qualified stock options (“NSOs”).

Administration of 2010 Plan

The 2010 Plan will be administered by the Compensation and Stock Option Committee (the “Compensation Committee”) of the Registrant’s Board of Directors (the “Board”).

Eligibility

Eligibility to participate in the 2010 Plan is limited to employees of the Registrant and its subsidiaries.  No employee may, in any one calendar year, be granted options under the 2010 Plan covering more than 250,000 Common Shares, subject to adjustment for changes in capitalization as described in the 2010 Plan.

Common Shares Subject to 2010 Plan

A total of 6,000,000 Common Shares will be available for issuance under the 2010 Plan, of which no more than 500,000 Common Shares may be subject to ISO awards, subject in each case to adjustment for changes in capitalization as described in the 2010 Plan.  Common Shares which had been subject to options will again be available for grant under the conditions prescribed in the 2010 Plan.

Terms and Conditions of Options

The Compensation Committee may grant options at any time during the term of the 2010 Plan in such number, and upon such terms and conditions, as it determines.  The exercise price of each option must be at least equal to the fair market value (i.e., the closing price on NYSE) of the Common Shares underlying the option on the grant date.

The Compensation Committee may determine the vesting period applicable to each option grant.  Unless otherwise determined by the Compensation Committee, no option may vest earlier than 12 months after the grant date and an option will become exercisable as to 20% of the Common Shares subject to the option after each of the first through the fifth anniversaries of the grant date.

The Compensation Committee will determine the period during which each option will remain exercisable (which may not exceed ten years) and any other terms and conditions of the option, all of which will be reflected in an award agreement.  The award agreement will specify whether the option is intended to be an ISO or a NSO.

Effect of Termination of Employment

Generally, unless otherwise determined by the Compensation Committee, no option may be exercised unless, at the time of exercise, the participant has been in the continuous employment of the Registrant or its subsidiaries, except when the participant’s termination is due to retirement, disability or death or follows a “change in control” (as defined in the 2010 Plan).

Death or Disability

Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates due to death or disability:  (a) any outstanding vested options will remain exercisable until the earlier of (i) the expiration date of the options or (ii) 36 months after the date of termination (12 months in the case of ISOs); and (b) any unvested options will be forfeited.

Retirement

Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates due to retirement:  (a) any outstanding vested options will remain exercisable until the earlier of (i) the expiration date of the options or (ii) 36 months after the date of termination (three months for ISOs); and (b) any unvested options will be forfeited.

Other Termination

Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates other than due to the participant’s death, disability or retirement, any outstanding options (whether or not vested) will be forfeited.

Forfeiture of Options

Unless otherwise determined by the Compensation Committee, options granted under the 2010 Plan are subject to forfeiture if a participant breaches certain restrictive covenants specified in the 2010 Plan.

Restriction on Repricing

No option granted under the 2010 Plan may be repriced without the approval of the Registrant’s shareholders.  For purposes of this restriction, “repricing” includes any act that is a “repricing” under applicable NYSE rules.

Term, Amendment and Termination of 2010 Plan

The 2010 Plan became effective upon approval of the 2010 Plan by the Registrant’s shareholders on September 30, 2010 and will remain in effect until terminated by the Board.  However, no NSO may be granted under the 2010 Plan later than September 29, 2020 and no ISO may be granted later than June 29, 2020.  The Board or the Compensation Committee may amend, terminate or suspend the 2010 Plan at any time except to the extent that approval of the Registrant’s shareholders is required to satisfy applicable requirements imposed by: (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended; (b) applicable sections of the Internal Revenue Code; or (c) NYSE rules.

Change in Control

At the time an option is granted under the 2010 Plan by the Compensation Committee, the Compensation Committee may provide that the option will become fully vested and exercisable as a result of a change in control, either alone, or in conjunction with some other event, such as termination of employment, whether or not the option is then vested or exercisable.  If the Compensation Committee does not provide for some other provision with respect to a change in control, then the option will provide that, subject to the provisions of Section (11) of the 2010 Plan, in the event of a change in control, the portion of the option at that time outstanding will become fully vested and exercisable if the participant’s employment is terminated at any time within the two years following the change in control, as of the date of such termination of employment.

In addition, during the 60-day period from and after a change in control, the Compensation Committee may allow participants to surrender all or any portion of an option (whether or not exercisable and in lieu of payment of the exercise price) to the Registrant and receive cash in an amount equal to the amount by which the change in control price per share exceeds the exercise price of the option.  The “change in control price per share” is the price per Common Share (a) paid by the acquiring person in connection with the transaction that results in the change in control; or (b) at any time after the change in control and before the participant elects to surrender all or any portion of an option, the fair market value of the Common Shares.

The provisions described above governing the impact of a change in control will not apply (i) if the Compensation Committee so determines at the time of grant of an option or (ii) to any change in control when expressly provided otherwise by a three-fourths vote of the “whole board” (as defined in the 2010 Plan), but only if a majority of the members of the Board then in office and acting upon such matter are “continuing directors” (as defined in the 2010 Plan).

The foregoing description of the 2010 Plan is qualified in its entirety by reference to the complete terms of the 2010 Plan, which is included with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.  A description of the material terms of the 2010 Plan was included under the caption “PROPOSAL 2:  APPROVAL OF THE WORTHINGTON INDUSTRIES, INC. STOCK OPTION PLAN” in the Registrant’s definitive Proxy Statement for the 2010 Annual Meeting as filed with the Securities and Exchange Commission on August 18, 2010.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 30, 2010, the Registrant held the 2010 Annual Meeting at the Registrant’s executive offices located at 200 Old Wilson Bridge Road, Columbus, Ohio. At the close of business on August 10, 2010, the record date for the 2010 Annual Meeting, there were a total of 76,418,847 Common Shares of the Registrant outstanding and entitled to vote. At the 2010 Annual Meeting, 68,978,907 or 90.26% of the Common Shares outstanding and entitled to vote, were represented by proxy or in person and, therefore, a quorum was present.

The vote on proposals presented for shareholder vote at the 2010 Annual Meeting was as follows:

Proposal 1 — Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Kerrii B. Anderson	53,019,663	7,425,102
John P McConnell	50,790,800	9,635,965
Mary Schiavo	50,664,431	9,780,334
Total Shares Voted	59,748,894	695,871	8,534,142

At the 2010 Annual Meeting, each of Kerrii B. Anderson, John P. McConnell and Mary Schiavo was elected as a director of the Registrant for a three-year term, expiring at the 2013 Annual Meeting of Shareholders.

The directors of the Registrant whose terms of office continue until the 2011 Annual Meeting of Shareholders are: Michael J. Endres, Peter Karmanos, Jr. and Carl A. Nelson, Jr.

The directors of the Registrant whose terms of office continue until the 2012 Annual Meeting of Shareholders are: John B. Blystone, John R. Kasich and Sidney A. Ribeau.

Proposal 2 — Approval of the Worthington Industries, Inc.  2010 Stock Option Plan.

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	41,687,718	15,970,636	2,786,411	8,534,142

At the 2010 Annual Meeting, the Registrant’s shareholders approved the Worthington Industries, Inc. 2010 Stock Option Plan.

Proposal 3 — Ratification of Selection of KPMG LLP as the Independent Registered Public Accounting Firm of the Registrant for the fiscal year ending May 31, 2011.

	Votes For	Votes Against	Abstain
Total Shares Voted	67,798,674	1,035,545	144,688

The shareholders of the Registrant ratified the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending May 31, 2011.

Item 8.01   Other Events

Worthington Cylinders Wisconsin, LLC (the “Company”), a subsidiary of Worthington Industries, Inc. (the "Registrant"),  has been involved in a dispute with a customer, Irwin Industrial Tool Company (d/b/a  BernzOmatic), a subsidiary of Newell Rubbermaid, Inc. ("BernzOmatic"), relating to a three-year supply contract (the “Contract”) effective January 1, 2006, which the Company terminated as of March 1, 2007.  The dispute relates primarily to the Company’s early termination of the Contract as a result of certain actions of BernzOmatic which the Company believed breached the Contract, and the resulting price increases charged to BernzOmatic during 2007 and 2008 after such early termination.

The dispute was litigated in Federal District Court in Charlotte, North Carolina, and on February 26, 2010, the jury awarded contract damages relating to the price increases and other items to BernzOmatic, of approximately $13,002,000.  As of May 31, 2010, the Company had recorded a reserve of $13,002,000 related to this matter.

On October 1, 2010, the trial judge ruled on various post-trial motions that had been filed by the parties, and awarded BernzOmatic pre-judgment interest of $1,828,000 and attorneys’ fees and costs of $970,000.  This additional award exceeded the amount anticipated by the Company by approximately $1,400,000.

As a result of the post-trial rulings, the Company increased its reserves related to this matter by $1,400,000 to $14,402,000.  The $1,400,000 increase was recorded as a charge against the Company’s operating income for its first quarter ended August 31, 2010.  Accordingly, first quarter results in the Registrant’s Quarterly Report on Form 10-Q, expected to be filed on October 12, 2010, will reflect a $1,400,000 decrease in pre-tax income and a $944,000 decrease in net earnings ($0.01 per share) from that reported in the Registrant’s earnings release dated September 29, 2010.

The Company believes that it has numerous grounds to appeal the verdict in this matter and intends to pursue such an appeal.

Item 9.01.   Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Worthington Industries, Inc. 2010 Stock Option Plan (approved by shareholders on September 30, 2010)

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for First Quarter of Fiscal 2011 (Fiscal Quarter ended August 31, 2010), held on September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: October 5, 2010	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary